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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4, No. 333-00000 and related Prospectus of Commerce Bancorp, Inc. for the registration of 1,661,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998 (except as to Note 1, as to which the date is June 29, 1998), with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries, included in its Current Report (Form 8-K) dated October [ ], 1998, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP


Philadelphia, Pennsylvania
October [    ], 1998

     The foregoing consent is in the form that will be signed upon the completion of the restatement of per share amounts described in Note 1 to the consolidated financial statements and the filing of Form 8-K.


                                                     /s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
October 16, 1998